Exhibit 32

MASCO CORPORATION
Certification Required by Rule 13a-14(b) or 15d-14(b)
of the Securities Exchange Act of 1934 and
Section 1350 of Chapter 63 of Title 18 of the
United States Code

The certification set forth below is being submitted in connection with the Masco Corporation Annual Report on Form 10-K for the period ended December 31, 2016 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Keith Allman, the President and Chief Executive Officer, and John G. Sznewajs, the Vice President and Chief Financial Officer, of Masco Corporation, each certifies that, to the best of his knowledge:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

Date:	February 9, 2017	/s/ Keith Allman
		Name:	Keith Allman
		Title:	President and Chief Executive Officer
Date:	February 9, 2017	/s/ John G. Sznewajs
		Name:	John G. Sznewajs
		Title:	Vice President and Chief Financial Officer